AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                November 22, 1996

                                      among


                       CHECKERS DRIVE-IN RESTAURANTS, INC.

                            The Lenders Listed Herein

                                       and

                             CKE RESTAURANTS, INC.,
                                    as Agent

                                TABLE OF CONTENTS

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                                                          Page
                                                                          ----

                             ARTICLE IDEFINITIONS............................1

      SECTION 1.01.     Definitions..........................................1

      SECTION 1.02.     Accounting Terms and Determinations.................12

      SECTION 1.03.     References..........................................13

      SECTION 1.04.     Use of Defined Terms................................13

      SECTION 1.05.     Terminology.........................................13

                            ARTICLE II THE CREDIT...........................13

      SECTION 2.01.     Syndicated Term Loans...............................13

      SECTION 2.02.     Commitment to Lend Revolving Participated Loans.....14

      SECTION 2.03.     Notes; Miscellaneous Matters........................14

      SECTION 2.04.     Maturity of Loans...................................16

      SECTION 2.05.     Interest Rates......................................16

      SECTION 2.06.     Intentionally Deleted...............................16

      SECTION 2.07.     Optional Prepayments of Syndicated Term Loan Notes..16

      SECTION 2.08.     Principal Payments of Notes.........................16

      SECTION 2.09.     Intentionally Deleted...............................18

      SECTION 2.10.     Intentionally Deleted...............................18

      SECTION 2.11.     General Provisions as to Payments...................18

      SECTION 2.12.     Computation of Interest and Fees....................18

      SECTION 2.13.     Collateral..........................................18

      SECTION 2.14.     Waiver and Release..................................19

                      ARTICLE III CONDITIONS TO CLOSING.....................20

      SECTION 3.01.     Conditions to Closing...............................20

      SECTION 3.02.     Conditions to All Borrowings........................22

                  ARTICLE IV REPRESENTATIONS AND WARRANTIES.................22

      SECTION 4.01.     Corporate Existence and Power.......................22

      SECTION 4.02.     Corporate and Governmental Authorization;
                        No Contravention....................................22

      SECTION 4.03.     Binding Effect......................................23

      SECTION 4.04.     Financial Information...............................23

      SECTION 4.05.     No Litigation.......................................23

      SECTION 4.06.     Compliance with ERISA...............................23

      SECTION 4.07.     Compliance with Laws; Payment of Taxes..............23

      SECTION 4.08.     Consolidated Subsidiaries...........................24

      SECTION 4.09.     Investment Company Act..............................24

      SECTION 4.10.     Public Utility Holding Company Act..................24

      SECTION 4.11.     Ownership of Property; Liens........................24

      SECTION 4.12.     No Default..........................................24

      SECTION 4.13.     Full Disclosure.....................................24

      SECTION 4.14.     Environmental Matters...............................25

      SECTION 4.15.     Capital Stock.......................................25

      SECTION 4.16.     Margin Stock........................................25

      SECTION 4.17.     Insolvency..........................................26

                             ARTICLE V COVENANTS............................26

      SECTION 5.01.     Information.........................................26

      SECTION 5.02.     Inspection of Property, Books and Records...........29

      SECTION 5.03.     Minimum Consolidated EBITDA.........................29

      SECTION 5.04.     Capital Expenditures................................29

      SECTION 5.05.     Intentionally Deleted...............................30

      SECTION 5.06.     Intentionally Deleted...............................30

      SECTION 5.07.     Restricted Payments.................................30

      SECTION 5.08.     Limitation on Indebtedness..........................30

      SECTION 5.09.     Loans or Advances...................................30

      SECTION 5.10.     Investments.........................................31

      SECTION 5.11.     Negative Pledge.....................................31

      SECTION 5.12.     Maintenance of Existence............................32

      SECTION 5.13.     Dissolution.........................................32

      SECTION 5.14.     Consolidations, Mergers and Sales of Assets.........32

      SECTION 5.15.     Use of Proceeds.....................................32

      SECTION 5.16.     Compliance with Laws; Payment of Taxes; SEC Filings.32

      SECTION 5.17.     Insurance...........................................33

      SECTION 5.18.     Change in Fiscal Year...............................33

      SECTION 5.19.     Maintenance of Property.............................33

      SECTION 5.20.     Environmental Notices...............................33

      SECTION 5.21.     Environmental Matters...............................33

      SECTION 5.22.     Environmental Release...............................33

      SECTION 5.23.     Transactions with Affiliates........................33

      SECTION 5.24.     Certain Action in respect of Permitted Subordinated
                        Indebtedness........................................34

                             ARTICLE VI DEFAULTS............................34

      SECTION 6.01.     Events of Default...................................34

                            ARTICLE VII THE AGENT...........................36

      SECTION 7.01.     Appointment; Powers and Immunities..................36

      SECTION 7.02.     Reliance by Agent...................................37

      SECTION 7.03.     Defaults............................................37

      SECTION 7.04.     Rights of Agent as a Lender.........................38

      SECTION 7.05.     Indemnification.....................................38

      SECTION 7.06.     Payee of Note Treated as Owner......................38

      SECTION 7.07.     Nonreliance on Agent and Other Lenders..............38

      SECTION 7.08.     Failure to Act......................................39

      SECTION 7.09.     Resignation or Removal of Agent.....................39

                     ARTICLE VIII [INTENTIONALLY DELETED]...................39

                     ARTICLE IX MISCELLANEOUS...............................39

      SECTION 9.01.     Notices.............................................39

      SECTION 9.02.     No Waivers..........................................40

      SECTION 9.03.     Expenses; Documentary Taxes.........................40

      SECTION 9.04.     Indemnification.....................................40

      SECTION 9.05.     Sharing of Setoffs..................................41

      SECTION 9.06.     Amendments and Waivers..............................41

      SECTION 9.07.     No Margin Stock Collateral..........................42

      SECTION 9.08.     Successors and Assigns..............................42

      SECTION 9.09.     Confidentiality.....................................44

      SECTION 9.10.     Intentionally Deleted...............................44

      SECTION 9.11.     Obligations Several.................................44

      SECTION 9.12.     California Law......................................44

      SECTION 9.13.     Severability........................................44

      SECTION 9.14.     Interest............................................44

      SECTION 9.15.     Interpretation......................................45

      SECTION 9.16.     Waiver of Jury Trial; Consent to Jurisdiction.......45

      SECTION 9.17.     Counterparts........................................45

                                    EXHIBITS
                                    --------


EXHIBIT 2.01(a)       Syndicated Term Loan Note
---------------

EXHIBIT 2.01(b)       Form of Warrant
---------------

EXHIBIT 2.02          Notice of Borrowing
---------------

EXHIBIT 2.03(a)       Revolving Participated Loan Note
---------------

EXHIBIT 3.01(d)       Form of Registration Rights Agreement
---------------

EXHIBIT 3.01(e)       Form of Second Amended and Restated Security Agreement
---------------

EXHIBIT 3.01(f)       Form of Amended and Restated Guaranty
---------------

EXHIBIT 3.01(g)       Form of Amended and Restated Guarantor Security Agreement
---------------

EXHIBIT 3.01(h)       Form of Closing Certificate
---------------

EXHIBIT 3.01(i)       Form of Opinion of Counsel for the Borrower
---------------

EXHIBIT 3.01(k)       Form of Insurance Certificate
---------------

EXHIBIT 5.01(a)(iii)  Form of Compliance Certificate
--------------------

                                    SCHEDULES
                                    ---------


Schedule A        Amended Credit Agreement as of July 29, 1996
----------

Schedule 4.04     Material Adverse Effects
-------------

Schedule 4.08     Subsidiaries
-------------

Schedule 5.08     Indebtedness
-------------

Schedule 5.09     Loans
-------------

Schedule 5.11     Liens
-------------

Schedule 5.24     Permitted Subordinated Indebtedness
-------------

                      AMENDED AND RESTATED CREDIT AGREEMENT


      AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of November 22, 1996, among CHECKERS DRIVE-IN RESTAURANTS, INC., the LENDERS listed on the signature pages hereof and CKE RESTAURANTS, INC., as Agent.

      WHEREAS, on October 28, 1993 the Borrower, Wachovia Bank of Georgia, N.A., as Agent (the "Initial Agent") and the Initial Banks (as hereinafter defined) entered into a Credit Agreement (the "Original Credit Agreement") pursuant to which the Initial Agent and the Initial Banks made certain loans to the Borrower;

      WHEREAS, pursuant to the agreements listed on Schedule A attached hereto, the Borrower, the Initial Agent and the Initial Banks from time to time amended and modified the Original Credit Agreement (the Original Credit Agreement as so amended and modified, the "Amended Credit Agreement");

      WHEREAS, on July 29, 1996 pursuant to certain agreements, the Prior Agent (as hereinafter defined) and the Prior Lenders (as hereinafter defined) acquired all right, title and interest of the Initial Agent and the Initial Banks in, to and under the Amended Credit Agreement and the Loan Documents (as defined in the Amended Credit Agreement);

      WHEREAS, on November 12, 1996 pursuant to certain agreements, the Prior Agent and the Prior Lenders assigned to the Agent and the Lenders, and the Agent and the Lenders acquired, an assignment interest in, to and under the Amended Credit Agreement and the Loan Documents;

      WHEREAS, the Borrower has requested and, subject to the conditions set forth herein, the Agent and the Lenders have agreed to restructure the Borrower's obligations under the Amended Credit Agreement, as amended to date; and

      WHEREAS, this Agreement amends, restates and supersedes in its entirety the Amended Credit Agreement, as amended to date, and no term or provision of the Amended Credit Agreement shall bind the parties to this Agreement unless specifically set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

      "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests, excluding existing joint ventures. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means CKE Restaurants, Inc., a Delaware corporation, in its capacity as agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

      "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto and all exhibits and schedules hereto.

      "Amended Credit Agreement" has the meaning set forth in the recitals hereto.

      "Amended and Restated Security Agreement" means that certain Second Amended and Restated Security Agreement substantially in the form attached hereto as Exhibit 3.01(e), delivered by the Borrower dated as of even date herewith.

      "Assignee" has the meaning set forth in Section 9.08(c).

      "Assignment   Agreement"  means  an  Assignment   Agreement   executed  in
accordance with Section 9.08(c).

      "Borrower"  means  Checkers   Drive-In   Restaurants,   Inc.,  a  Delaware
corporation, and its successors and its permitted assigns.

      "Borrowing" means (i) the restructuring of the Prior Syndicated Debt as of the Closing Date pursuant to Section 2.01(a), and (ii) any borrowing thereafter consisting of Revolving Participated Loans made to the Borrower by CKE (which Revolving Participated Loans are participated to the Lenders hereunder) pursuant to Article II.

      "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

      "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

      "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

      "Change of Control" means the  occurrence of any of the following  events:
(a) the acquisition after the Closing Date, in one or more transactions, of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) by (i) any Person or entity, or (ii) any group of Persons or entities who constitute a group (within the meaning of Section 13 of the Exchange Act), in either case, of any securities of the Borrower such that, as a result of such acquisition, such Person, entity or group either (A) "beneficially owns" (within the meaning of Rule 13 under the Exchange Act), directly or indirectly 35% or more of the Borrower's then outstanding voting securities entitled to vote on the election of directors of the Borrower ("Voting Securities") (it being understood that this clause (A) shall not apply if the Lenders or their Affiliates acquire beneficial ownership of 35% or more of Borrowers than outstanding Voting Securities) or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Borrower's Board of Directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors selected by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 662/3% of the directors of the Borrower then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office; (c) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower as entirety or substantially as an entirety in one transaction or a series of related transactions; (d) the liquidation or dissolution of the Borrower; or (e) any transaction permitted under Section 5.14 which results in any of the foregoing.

      "Checkers Restaurant" shall mean any and all restaurants operated as a Checkers restaurant, whether owned or operated by the Borrower or any other Person.

      "CKE" shall mean CKE Restaurants, Inc., a Delaware corporation, and its successors and assigns.

      "Closing Certificate" has the meaning set forth in Section 3.01(h).

      "Closing  Date"  means the date on which all  matters set forth in Section
3.01 are satisfied.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

      "Collateral" has the meaning set forth in Section 2.13.

      "Commitment" means, with respect to the Revolving Participated Loans to be made by CKE pursuant to Section 2.02 of this Agreement, the amount of $2,500,000.

      "Compliance   Certificate"   has  the   meaning   set  forth  in   Section
5.01(a)(iii).

      "Consolidated Cash Flow" means, for any period, Consolidated EBITDA for such period, minus (i) consolidated interest expense of the Borrower and its Consolidated Subsidiaries, to the extent such interest is paid in cash, for such period, minus (ii) the cash portion of the provision for income taxes of the Borrower and its Consolidated Subsidiaries for such period.
                                        3

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus (i) consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period, plus (ii) provision for income taxes of the Borrower and its Consolidated Subsidiaries for such period, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Borrower and its Consolidated Subsidiaries to the extent that such depreciation, amortization and other non-cash charges were deducted in computing Consolidated Net Income for such period, minus (iv) non-cash items increasing consolidated revenues of the Borrower and its Consolidated Subsidiaries in determining Consolidated Net Income for such period, in each case on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding therefrom (i) extraordinary items, (ii) any gains or losses from the sale of any assets of the Borrower or its Subsidiaries, (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, or is not permitted without prior governmental approval (that has not been obtained), and (iv) the income or loss from any entity in which the Borrower's or its Subsidiary's, as applicable, investment is classified pursuant to GAAP as a minority interest.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

      "Default" has the meaning set forth in Section 6.01.

      "Default Rate" means a rate per annum equal to the sum of the then applicable interest rate on the Loans plus two percent (2%).

      "Dollars" or "$" means dollars in lawful currency of the United States of America.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The State of California are authorized by law to close.

      "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.
                                        4

      "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Wholly Owned Subsidiary required by any Environmental Requirement.

      "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

      "Environmental  Liabilities"  means  any  liabilities,   whether  accrued,
contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

      "Environmental Notices" means notice from any Environmental Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

      "Environmental   Proceedings"   means  any   judicial  or   administrative
proceedings arising from or in any way associated with any Environmental Requirement.

      "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

      "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Wholly Owned Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

      "Event of Default" has the meaning set forth in Section 6.01.

      "Fiscal Quarter" means any fiscal quarter of the Borrower, it being understood that each of the first three fiscal quarters of each Fiscal Year consists of three Reporting Periods and the final fiscal quarter consists of four Reporting Periods.

      "Fiscal Year" means any fiscal year of the Borrower consisting of the 52 or 53 week period generally ending on the Monday closest to December 31.

      "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantors" means, individually and collectively, (i) InnerCityFoods Leasing Company, a Delaware corporation, (ii) InnerCityFoods Restaurant Company, Inc., a Delaware corporation, (iii) InnerCityFoods Joint Venture Company, a Delaware corporation, and (iv) any other Person delivering a Guaranty to the Agent, together with each of their respective successors and permitted assigns.

      "Guaranty" means, individually and collectively, (i) those certain Amended and Restated Guaranty Agreements, substantially in the form of Exhibit 3.01(f) hereto, executed and delivered by the Guarantors, jointly and severally, to the Agent, for the ratable benefit of each of the Lenders, together with all amendments and modifications thereto and (ii) any other guaranty agreement delivered to the Agent for the purpose of providing a Guarantee of any of the Borrower's or the Guarantors' obligations under any of the Loan Documents, together with all amendments and modifications thereto.

      "Guarantor Security Agreements" means those certain Amended and Restated Security Agreements, substantially in the form of Exhibit 3.01(g) hereto, executed and delivered by the Guarantors to the Agent, for the ratable benefit of each of the Lenders, together with all respective amendments and any modifications thereto.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof or (d) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

      "Indebtedness" shall have the meaning set forth in Section 5.08.

      "Initial Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Initial Banks under the Amended Credit Agreement.

      "Initial Banks" mean collectively Wachovia Bank of Georgia, N.A., Barnett Bank of Pinellas County, The Boatmen's National Bank of St. Louis, PNC Bank, Kentucky, Inc., NBD Bank and First Alabama Bank.

      "Interest Period" means the period commencing on the last day of each Reporting Period and ending on the same date of the following Reporting Period; provided that:

            (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

            (b) the first Interest Period shall commence on November 26, 1996 and shall end on December 30, 1996; and

            (c) any Interest Period which begins before the Termination Date and
      would  otherwise  end  after  the  Termination   Date  shall  end  on  the
      Termination Date.

      "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

      "Lender" means each Person listed on the signature pages hereof (other than the Borrower and Guarantors) and its successors and assigns.

      "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof or identified on the signature pages hereof as its Lending Office or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

      "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (as determined under GAAP) or other title retention agreement relating to such asset. Provided, however, an operating lease (as determined under GAAP) shall not constitute a Lien.

      "Loan" means a Syndicated Term Loan or a Revolving Participated Loan and "Loans" means Syndicated Term Loans or Revolving Participated Loans or both.

      "Loan Documents" means this Agreement, the Notes, the Warrants, the Guaranty, the Security Agreements, the Post-Closing Collateral Documents, the Registration Rights Agreement, the Mortgage Documents and any other document evidencing, relating to or securing the obligations of the Borrower hereunder, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Warrants or the obligations of the Borrower hereunder, as such documents and instruments may be amended, modified or supplemented from time to time.

      "Margin  Stock" means "margin  stock" as defined in Regulations G, T, U or
X.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence arising after the Closing Date, or if arising on or before the Closing Date, not disclosed to the Lenders in writing (such written disclosures to include, without limitation, the Borrower's most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q previously delivered to the Lenders) on or before the Closing Date, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding that is not a judgment giving rise to a Default under Section 6.01(j)), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole,
(b) the rights and remedies of the Agent and the Lenders under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document. In making any determination of a Material Adverse Effect, all relevant circumstances known to the Lenders shall be considered, including, without limitation, insurance proceeds receivable, opinions of counsel, the merits of any relevant claim, subrogation rights, and contribution rights available to the Borrower.

      "Multiemployer   Plan"  shall  have  the  meaning  set  forth  in  Section
4001(a)(3) of ERISA.

      "NTDT Note" means the promissory note of the Borrower held by Nashville Twin Drive- Thru Partners, L.P. ("NTDT"), the outstanding principal amount of which was $1,126,162 as of September 9, 1996.

      "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

      "Net Proceeds" means the cash proceeds received by the Borrower in respect to the issuance of Capital Stock in connection with the exercise of subscription rights distributed (including any such rights exercised by the Lenders as required hereunder) pursuant to the Rights Offering, after deducting therefrom reasonable and customary costs and expenses incurred by the Borrower directly in connection with such issuance.

      "Notes" means (i) the Syndicated Term Loan Notes, and (ii) the Revolving Participated Loan Note, together with all amendments, consolidations, modifications, renewals, and supplements to, and replacements of, items (i) and
(ii) above.

      "Notice of Borrowing" has the meaning set forth in Section 2.02.

      "Original Credit Agreement" has the meaning set forth in the recitals hereto.

      "Participant" has the meaning set forth in Section 9.08(b).

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Subordinated Indebtedness" means the Indebtedness identified on
SCHEDULE 5.24 hereto.

      "Person"  means  an  individual,   a   corporation,   a  partnership,   an
unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

      "Post-Closing Collateral" has the meaning set forth in Section 2.13(a).

      "Post-Closing Collateral Documents" has the meaning set forth in Section 2.13(a).

      "Prior Agent" means The Galileo Fund, L.P., a Massachusetts limited partnership, in its capacity a agent for the Prior Lenders under the Amended Credit Agreement.

      "Prior Lenders" means collectively The Galileo Fund, L.P., Canpartners Investments IV, LLC, Foothill Capital Corporation and Pearl Street, L.P.

      "Prior Revolving Participated Loan Note" means the Revolving Participated Loan dated October 2, 1995 of the Borrower in favor of Wachovia Bank of Georgia, N.A. in the original principal amount of $2,000,000.

      "Prior Syndicated Debt" means the loans, interest, and other obligations of the Borrower to the Lenders outstanding on the Closing Date under the "Loans" as defined in the Amended Credit Agreement.

      "Prior Syndicated Term Loan Notes" means, collectively (i) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of Wachovia Bank of Georgia, N.A. in the original principal amount of $12,031,250, (ii) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of Barnett Bank of Pinellas County in the original principal amount of $7,218,750, (iii) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of The Boatmen's National Bank of St. Louis in the original principal amount of $4,812,500, (iv) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of NBD Bank in the original principal amount of $4,812,500, (v) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of PNC Bank, Kentucky, Inc.

in the original principal amount of $4,812,500 and (vi) the Amended and Restated Syndicated Term Loan Note dated as of April 12, 1995 of the Borrower in favor of First Alabama Bank in the original principal amount of $4,812,500.

      "Prior Warrant Agreements" means, individually and collectively, the Warrant Agreements dated as of April 15, 1995 executed and delivered by the Borrower to the Initial Banks, and having been subsequently assigned to the Prior Lenders and re-assigned to the Lenders.

      "Pro Rata Share" means, with respect to each Lender identified below, the percentage interest set forth opposite the name of such Lender:

                  Lender                  Percentage Interest
                  ------                  -------------------

            CKE Restaurants, Inc.                     36.75214
            KCC Delaware                              14.24501
            Fidelity National Financial, Inc.         10.54131
            The Travelers Indemnity Company            8.54701
            The Galileo Fund, L.P.                     5.69801
            Foothill Capital Corporation               5.69801
            Canpartners Investments IV, LLC            5.69801
            William P. Foley II                        5.69800
            Burt Sugarman                              3.56125
            Carl Leo Karcher                           2.84900
            Stephen Mahood                             0.71225
                                                      --------
                  Total                              100.00000%

      "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Consolidated Subsidiary, wherever located.

      "Rall-Folks Notes" means the promissory notes of the Borrower held by Rall-Folks, Inc. ("Rall-Folks"), the aggregate outstanding principal amount of which was $1,788,000 as of September 9, 1996.

      "RDG Note" means the promissory note of the Borrower held by Restaurant Development Group, Inc. ("RDG"), the outstanding principal amount of which was approximately $1,693,000 as of September 9, 1996.

      "Registration Rights Agreement" means the Registration Rights Agreement, in the form of EXHIBIT 3.01(d) hereto, executed and delivered by the Borrower to Lenders.

      "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

      "Released Parties" has the meaning set forth in Section 2.14 hereof.

      "Reporting   Period"  means,   with  respect  to  any  Fiscal  Year,  each
consecutive 4 week period beginning on the first day of such Fiscal Year.

      "Required Lenders" means at any time Lenders having at least 662/3% of the aggregate outstanding principal amount of the Syndicated Term Loan Notes.

      "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any cash payment on account of the purchase, redemption, retirement or acquisition (excluding therefrom any nominal amount of cash paid in lieu of fractional shares of Capital Stock issued in the ordinary course of business) of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

      "Retail Building" means any removable restaurant building owned by the Borrower and operated under the "Checkers" trade name and all related equipment and moveable site improvements.

      "Revolving Lenders" means CKE and KCC Delaware.

      "Revolving Participated Loan" means a Loan made by CKE pursuant to Section 2.02.

      "Revolving Participated Loan Note" means the amended and restated promissory note of the Borrower, substantially in the form of Exhibit 2.03(b), evidencing the obligation of the Borrower to repay the Revolving Participated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

      "Rights Guaranty" means the commitment of CKE, KCC Delaware and Fidelity National Financial, Inc. pursuant to Section 2.03(d).

      "Rights Offering" means the distribution by the Borrower to each holder of Common Stock of the Borrower (it being understood that, for purposes of the Rights Offering, the Warrants will be deemed to have been exercised and the shares of Common Stock of the Borrower issuable on exercise of the Warrants shall be deemed to be issued and outstanding and held of record by the Lenders on the record date established for such distribution) of rights to purchase shares of Common Stock of the Borrower, at any price as may be determined by the Borrower up to the average closing price for such common stock for the ten trading days prior to the effective date of the registration statement covering such shares, the Net Proceeds of which shall be not less than $10,000,000.

      "Security Agreements" means the Guarantor Security Agreements and the Amended and Restated Security Agreement.

      "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, and any partnership in which the Borrower or any Consolidated Subsidiary is a general partner.

      "Syndicated Term Loans" means the Loans made by the Lenders pursuant to
Section 2.01(a).

      "Syndicated Term Loan Notes" means the amended and restated promissory notes of the Borrower, substantially in the form of EXHIBIT 2.03(a), evidencing the obligation of the Borrower to repay the Syndicated Term Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

      "Termination Date" means (i) with respect to the Revolving Participated Loan Commitment and the Revolving Participated Loans, unless extended by the Borrower pursuant to Section 2.03(e), upon the earlier to occur of (I) March 22, 1997 or (II) consummation of the issuance of shares of Capital Stock as a result of the full subscription of rights in the Rights Offering, and (ii) with respect to the Syndicated Term Loans, July 31, 1999.

      "Transferee" has the meaning set forth in Section 9.08(d).

      "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

      "Warrants" mean the warrants to purchase shares of Borrower's Common Stock in the form attached hereto as Exhibit 2.01(b) to be issued to the Lenders on the Closing Date pursuant to Section 2.01(a).

      "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

      SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes with which the Borrower's independent public accountants concur or that are otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders except for any change in which the Borrower's independent public accountants concur or is required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

      SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

      SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

      SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                   THE CREDITS

      SECTION 2.01.     SYNDICATED TERM LOANS.

            (a) Each Lender severally agrees, subject to the terms and conditions set forth herein and based on the representations and warranties set forth herein, to restructure the Borrower's obligations hereunder as provided herein. All Syndicated Term Loans shall earn interest at the rate of 13.00% per annum. In consideration for the restructuring of the Borrower's obligations hereunder, the Commitment and the Rights Guaranty, on the Closing Date, the Borrower shall grant to the Lenders, in proportion to each Lender's Pro Rata Share of the Prior Syndicated Debt, warrants for the purchase of an aggregate of 20,000,000 shares of the Borrower's Common Stock at an exercise price of $.75 each, which warrants may be exercised in accordance with and subject to the terms and conditions of the Warrants. Effective as of the Closing Date, the Prior Warrant Agreements shall be terminated and of no further force or effect.

            (b) On the Closing Date, subject to satisfaction of the terms and conditions set forth in Article III herein, each Lender severally agrees to deliver to the Borrower the Prior Syndicated Term Loan Notes and the Agent agrees to deliver to the Borrower the Prior Revolving Participated Loan Note, in exchange for (i) a Syndicated Term Loan Note in the principal amount of such Lender's Pro Rata Share of the Prior Syndicated Debt, (ii) a participation interest in the Revolving Participated Loan in an amount equal to such Lender's Pro Rata Share of the Revolving Participated Loan Note, and (iii) warrant certificates representing a number of Warrants equal to such Lender's Pro Rata Share of the Warrants issuable pursuant to Section 2.01(a).

      SECTION 2.02. COMMITMENT TO LEND REVOLVING PARTICIPATED LOANS. CKE shall from time to time on or after December 3, 1996 and through and including the Termination Date applicable to Revolving Participated Loans, upon the written request of the Borrower in the form of notice attached hereto as Exhibit 2.02 (the "Notice of Borrowing"), and on the terms and conditions set forth herein, make Revolving Participated Loans to the Borrower in an aggregate principal amount at any time not to exceed an amount equal to $2,500,000 through and including the Termination Date, which Revolving Participated Loans shall be evidenced by the Revolving Participated Loan Note (in the original stated principal amount of $2,500,000) dated as of the Closing Date. Each Revolving Participated Loan Borrowing under this Section 2.02 shall be in an aggregate principal amount of $500,000 or any larger multiple of $250,000. Within the foregoing limits, the Borrower may borrow under this Section 2.02, repay and reborrow under this Section 2.02 at any time before the Termination Date applicable to Revolving Participated Loans. All Revolving Participated Loans shall earn interest at the rate of 13.00% per annum. CKE shall notify each Revolving Lender of each Revolving Participated Loan Borrowing, and each Revolving Lender other than CKE shall, on the date of each Revolving
Participated Loan Borrowings, purchase a participating interest in Revolving Participated Loans in an amount equal to the same proportion of such Revolving Participated Loans as such other Revolving Lender's Pro Rata Share bears to the aggregate Pro Rata Shares of the Revolving Lenders. On the date of each such Revolving Participated Loan Borrowing, each Revolving Lender will immediately transfer to CKE, in immediately available funds, the amount of its participation. Whenever, at any time after CKE has received from any such Revolving Lender its participating interest in a Revolving Participated Loan, the Agent receives any payment on account thereof, the Agent will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded; provided, however, that in the event that such payment received by the Agent is required to be returned, such Revolving Lender will return to the Agent any portion thereof previously distributed by the Agent to it. Each Revolving Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against CKE requesting such purchase or any other Persons for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, or any other Person; (iv) any breach of this Agreement by the Borrower or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      SECTION 2.03.     NOTES; MISCELLANEOUS MATTERS.

            (a) The Syndicated Term Loans of each Lender shall be evidenced by the Syndicated Term Loan Notes payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Pro Rata Share of the Prior Syndicated Debt. The Revolving Participated Loan shall be evidenced by the Revolving Participated Loan Note payable to the order of CKE in the original principal amount of $2,500,000.

            (b) The Borrower hereby represents, warrants, ratifies and confirms that the Prior Syndicated Debt in the aggregate outstanding principal amount of $35,818,098.88 as of the Closing Date (which consists of an aggregate principal amount of $34,718,098.88 of "Syndicated Term Loans" as defined under the Amended Credit Agreement, an aggregate principal amount of $1,000,000 of "Revolving
Participated Loans" as defined under the Amended Credit Agreement, and an aggregate principal amount of $100,000 with respect to the "Extension Fee" as defined under the Amended Credit Agreement (more specifically, the Eleventh Amendment Agreement dated July 29, 1996 identified on Schedule A attached hereto)) as evidenced by the Syndicated Term Loan Notes remains in full force and effect without novation and is payable in accordance with its terms, without defense, offset, recoupment or counterclaim. The Borrower also represents and warrants that the fair market value of the Collateral exceeds the aggregate principal amount of the Loans. CKE shall record with respect to the Revolving Participated Loan Note on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Revolving Participated Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereof and, such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Participated Loan Note; provided that the failure of CKE to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Revolving Participated Loan Note or the ability of CKE to assign such Revolving Participated Loan Note. CKE is hereby irrevocably authorized by the Borrower so to endorse the Revolving Participated Loan Note and to attach to and make a part of the Revolving Participated Loan Note a continuation of any such schedule as and when required.

            (c) Intentionally Deleted.
                ---------------------

            (d) The Borrower shall prepare and file with the Securities and Exchange Commission, and use its best efforts to be declared effective under the Securities Act of 1933, as amended, a registration statement relating to the shares of Common Stock of the Borrower to be issued in a Rights Offering, and to distribute rights to purchase Common Stock pursuant thereto to Borrower's stockholders and the holders of the Warrants as of a record date which is, within 60 days after the Closing Date. Each of CKE, Fidelity National Financial, Inc. and KCC Delaware hereby agrees, severally and not jointly, to purchase from the Company an aggregate number of shares of Borrower Common Stock equal to the excess, if any, of the maximum number of shares of Borrower Common Stock issuable upon the exercise in full of all subscription rights distributed in such Rights Offering remaining after subtracting from the maximum number of shares of Borrower Common Stock issuable upon the exercise of all subscription rights so distributed and exercised by Persons other than the Lenders and their Affiliates. The obligations of the foregoing Lenders to purchase shares shall be allocated among them in accordance with their relative Pro Rata Shares.

            (e) The Borrower shall have the right, on notice to the Agent, to extend the Termination Date applicable to the Revolving Participated Loan for three (3) successive one (1)- month periods; provided, that for each such extension the Borrower shall issue to the Revolving
                                       15

Lenders, pro rata in accordance with each Revolving Lender's interests in the Revolving Participated Loan, additional warrants to purchase 333,333 shares of Common Stock of the Borrower upon the first day of each such one-month extension period at an exercise price equal to 90% of the average closing price of Borrower's Common Stock, as reported on the NASDAQ National Market, over the 30 day period ending on the last day of the applicable Termination Date (before giving effect to such extension). The terms of the warrants shall be identical to the Warrants.

            (f) Upon the closing, the Borrower shall take all corporate actions necessary to elect to the Board of Directors of the Borrower three (3) designees of the Lenders, and such Board of Directors shall consist of seven (7) Persons, of whom three (3) Persons shall have been designated by the Lenders. At each election of directors from and after the Closing Date, the Borrower shall nominate for election to its Board of Directors and recommend to its stockholders the election of three (3) designees of the Lenders to the Board of Directors. No change in the actual number of directors of the Borrower shall be made without the prior written consent of the Required Lenders.

      SECTION 2.04. MATURITY OF LOANS. Except for mandatory prepayments of the Loans required by this Agreement, the Syndicated Term Loans and the Revolving Participated Loans shall mature, and the principal amount thereof, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the applicable Termination Date without notice to or demand upon the Borrower.

      SECTION 2.05. INTEREST RATES.

            (a) Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to 13.00%. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

            (b) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall, at the election of the Required Lenders, bear interest at the Default Rate.

      SECTION 2.06. INTENTIONALLY DELETED.

      SECTION 2.07. OPTIONAL PREPAYMENTS OF SYNDICATED TERM LOAN NOTES. The Borrower may, upon at least one Domestic Business Day's notice to the Lenders, prepay the Syndicated Term Loan Notes by an aggregate amount of at least $500,000 or any larger multiple of $500,000, without premium or penalty.

      SECTION 2.08. PRINCIPAL PAYMENTS OF NOTES.

            (a) Scheduled Principal Payments. On the last day of each of the following Reporting Periods, the Borrower shall pay the principal amount of the Syndicated Term Loans equal to the greater of the following amounts:

                                                  Amount Equal to
                                                  the Greater of
                                                -----------------
             Reporting Periods                     x    or     y
                                                ------       ----
              From the Closing Date
              through Reporting Period
              4 in Fiscal Year 1997             (n/a)       (n/a)

              For Reporting Periods
              5 through 11 in Fiscal Year 1997  $200,000    (n/a)

              For Reporting Period 12 in
              Fiscal 1997 through
              Reporting Period 3 in
              Fiscal Year 1998                  $275,000    50% of Consolidated
                                                            Cash Flow for the
                                                            previous
                                                            Reporting Period

              For Reporting Period 4
              in Fiscal Year 1998 and for all
              Reporting Periods thereafter      $350,000    60% of Consolidated
                                                            Cash Flow for the
                                                            previous Reporting
                                                            Period

As used in this Section 2.08(a), Consolidated Cash Flow shall exclude the portion of Consolidated Cash Flow attributable to any Person other than a Wholly Owned Subsidiary that is not received by the Borrower or any Guarantor.

            (b) MANDATORY PRINCIPAL PAYMENTS UPON SALES OF ASSETS. Except to the extent otherwise provided in this Section 2.08(b), all proceeds (whenever received, whether at closing or as a result of payments under any promissory note, net however of prorated property taxes and reasonable transactional costs incurred with respect to such closing) payable to and received by Borrower or any Guarantor from the sale of assets (except for sales of inventory in the ordinary course of business) owned by the Borrower and/or its Consolidated Subsidiaries permitted by Section 5.14 hereof shall be paid to the Lenders and shall be applied against the outstanding principal payments required to be paid under Section 2.08(a) in order of maturity. Notwithstanding foregoing, provided no Default exists, the Borrower may retain fifty percent (50%) the of such net proceeds of asset sales and may use the portion so retained for general corporate purposes (other than dividends, distributions or loans). Nothing herein shall be construed to permit the Borrower to sell any of its assets other than as expressly authorized by this Agreement.

            (c) PREPAYMENT AT ELECTION OF LENDERS UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control (which Change of Control the parties agree shall not occur from the election of representatives of the Lenders to the Borrower's Board of Directors on the Closing Date pursuant to this Agreement or any additional stock purchased by Lenders or their Affiliates), each Lender shall have the right to require the Borrower to prepay the Notes at a prepayment price equal to 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment. Within five Domestic Business Days following any Change of Control, the Borrower will mail a notice thereof to each Lender, with a copy to the Agent (a "Change of Control Notice"). Any Lender, by written notice to the Borrower within 30 days following receipt of such Change of Control Notice, may elect prepayment of its Notes and the Borrower shall prepay such Notes at the price specified above no later than 30 days thereafter.

            (d) PREPAYMENT UPON RIGHTS OFFERING. Upon the consummation of the issuance and sale of Capital Stock in connection with a Rights Offering, the Borrower shall prepay the entire principal amount of the Revolving Participated Loans, plus accrued and unpaid interest, if any, thereon to the date of prepayment.

      SECTION 2.09.     INTENTIONALLY DELETED.

      SECTION 2.10.     INTENTIONALLY DELETED.

      SECTION 2.11.     GENERAL PROVISIONS AS TO PAYMENTS.

            (a) The Borrower shall make each payment of principal of, and interest on, the Syndicated Term Loans and of fees hereunder not later than 11:00 A.M. (Eastern Standard Time) on the date when due, in Federal or other funds immediately available, to the Agent at its address referred to in Section
9.01. The Borrower shall make each payment of principal of, and interest on, the Revolving Syndicated Term Loan not later than 11:00 A.M. (Eastern Standard Time) on the date when due, in Federal or other funds immediately available, to the Agent.

            (b) Whenever any payment of principal of, or interest on, the Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

      SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest on Loans shall be computed on the basis of a year of 360 days and a month of 30 days. All fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      SECTION 2.13.     COLLATERAL.

            (a) In addition to the collateral security granted by the Borrower and the Guarantors under the Security Agreements the Borrower shall (and shall cause each of the Guarantors to), at the sole cost and expense of the Borrower (subject to the limitations described in subsection 2.13(c) below), grant to the Agent and do all things requested to maintain, for the ratable benefit of the Lenders to secure all obligations of the Borrower hereunder (including, without limitation, the Syndicated Term Loan Notes and the Revolving Participated Loan
Note), a continuing, blanket and general lien upon and security interest and title in and to all real property, equipment, inventory, general intangibles, personal property and assets of the Borrower and the Guarantors, or other assets as the Required Lenders shall designate in their reasonable discretion (the "Post-Closing Collateral") and shall deliver (or cause to be delivered) to the

Agent such duly executed security agreements, security deeds, mortgages, deeds of trust, estoppels, subordination agreements, pledge agreements, stock powers, Uniform Commercial Code financing statements, title certificates, affidavits, and other documents, as are reasonably necessary or desirable in the judgment of the Required Lenders to perfect first priority liens (as such first priority may be available) against the Post-Closing Collateral (collectively, the "Post-Closing Collateral Documents").

            (b) The Borrower shall (and shall cause each of the Guarantors to), after an Event of Default, at the sole cost and expense of the Borrower, deliver (or cause to be delivered) to the Agent such appraisals, surveys, title searches, title policies, environmental audits and other documents, all of which shall be satisfactory to the Required Lenders in all respects, as are deemed reasonably necessary or desirable by the Required Lenders in connection with the Collateral.

            (c) The Borrower agrees to pay up to $200,000 of costs and expenses incurred by the Agent and the Lenders in connection with the actions contemplated by this Section 2.13, including, without limitation, all filing fees, lien search fees, intangible taxes (whether incurred before or after payment in full of the Loans), documentary stamp taxes (whether incurred before or after payment in full of the Loans), surveys, environmental surveys, and title reports. All such documentation shall be reasonable and customary and in form and substance satisfactory to the Agent and the Lenders in their discretion. The Borrower hereby irrevocably appoints the Agent as the Borrower's attorney-in-fact to (i) deliver and record in the appropriate filing office any instrument contemplated or required hereby (including, without limitation, the relevant security deeds, mortgages, deeds of trust, and Uniform Commercial Code financing statements) and to pay the related recording expenses and (ii) from time to time in the Agent's discretion, to take any other action which the Agent may deem reasonably necessary or advisable to accomplish the purposes of this
Section 2.13 with respect to the Collateral.

      SECTION 2.14. WAIVER AND RELEASE. THROUGH THE DATE OF THIS AGREEMENT, THE BORROWER AND EACH GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY, FOREVER RELEASES, ACQUITS AND DISCHARGES THE AGENT AND THE LENDERS (BUT NOT ANY OF THE PRIOR LENDERS), THEIR DIRECTORS, OFFICERS, PARTNERS, TRUSTEES, BENEFICIARIES, EMPLOYEES, AGENTS, CONTROLLING PERSONS AND SHAREHOLDERS (COLLECTIVELY, THE "RELEASED PARTIES") (A) FROM AND OF ANY AND ALL CLAIMS ARISING FROM ACTS OR OMISSIONS OF ANY OF THE RELEASED PARTIES OR THE PRIOR LENDERS, THEIR DIRECTORS, OFFICERS, PARTNERS, TRUSTEES, BENEFICIARIES, EMPLOYEES, AGENTS, CONTROLLING PERSONS AND SHAREHOLDERS (COLLECTIVELY, THE "PRIOR LENDER PARTIES") THAT MAY HAVE OCCURRED PRIOR TO THE CLOSING DATE THAT ANY OF THE RELEASED PARTIES OR ANY OF THE PRIOR LENDER PARTIES (1) IS IN ANY WAY RESPONSIBLE FOR THE PAST, CURRENT OR FUTURE CONDITION OR DETERIORATION OF THE BUSINESS OPERATIONS AND/OR FINANCIAL CONDITION OF THE BORROWER, OR (2) BREACHED ANY AGREEMENT TO LOAN MONEY OR MAKE OTHER FINANCIAL ACCOMMODATIONS AVAILABLE TO THE BORROWER OR TO FUND ANY OPERATIONS OF THE BORROWER AT ANY TIME, AND (B) FROM AND OF ANY AND ALL OTHER CLAIMS, DAMAGES, LOSSES, ACTIONS, COUNTERCLAIMS, SUITS, JUDGMENTS, OBLIGATIONS,

LIABILITIES, DEFENSES, AFFIRMATIVE DEFENSES, SETOFFS, AND DEMANDS OF ANY KIND OR NATURE WHATSOEVER, IN LAW OR IN EQUITY, WHETHER PRESENTLY KNOWN OR UNKNOWN, WHICH THE BORROWER OR ANY GUARANTOR MAY HAVE HAD, NOW HAVE, OR WHICH IT CAN, SHALL OR MAY HAVE FOR, UPON, OR BY REASON OF ANY MATTER, COURSE OR THING WHATSOEVER RELATING TO, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH, ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, WAS TAKEN, PERMITTED, BEGUN, OR OTHERWISE RELATED OR CONNECTED TO OR WITH ANY OR ALL OF THE LOANS, THIS AGREEMENT, THE AMENDED CREDIT AGREEMENT, ANY OR ALL OF THE LOAN DOCUMENTS, AND/OR ANY DIRECT OR INDIRECT ACTION OR OMISSION OF ANY OF THE RELEASED PARTIES OR THE PRIOR LENDER PARTIES ARISING FROM ACTS OR OMISSIONS OF THE RELEASED PARTIES OR THE PRIOR LENDER PARTIES THAT MAY HAVE OCCURRED PRIOR TO THE CLOSING DATE. THE BORROWER FURTHER AGREES THAT FROM AND AFTER THE DATE HEREOF, IT WILL NOT ASSERT TO ANY PERSON OR ENTITY THAT ANY DETERIORATION OF THE BUSINESS OPERATIONS OR FINANCIAL CONDITION OF THE BORROWER WAS CAUSED BY ANY BREACH OR WRONGFUL ACT OF ANY OF THE RELEASED PARTIES OR THE PRIOR LENDER PARTIES OCCURRING PRIOR TO THE DATE HEREOF.

            It is the intention of the parties that the foregoing shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to above. In furtherance of this intention, the parties acknowledge that each is familiar with Section 1542 of the California Civil Code, which provides as follows:


      A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The parties hereto waive and relinquish any right and benefits which they each may have under said Section 1542. The parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Action or the subject matter of this Agreement, but it is their intention to fully, finally and forever settle and release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed between them.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

      SECTION 3.01. CONDITIONS TO CLOSING. The obligation of each Lender to make a Syndicated Term Loan or of CKE to make a Revolving Participated Loan on the occasion of the first Borrowing, and to restructure the obligations hereunder, is subject to the satisfaction of the conditions set forth below and receipt by the Agent of the documents, instruments, agreements and certificates set forth below (in sufficient number of counterparts (except as to the Notes and the Warrants) for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

            (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

            (b) duly executed originals of the Syndicated Term Loan Notes and the Revolving Participated Loan;

            (c)   duly executed originals of the Warrants;

            (d)   duly executed Registration Rights Agreement;

            (e)   duly executed Amended and Restated Security Agreement;

            (f)   duly executed Guaranty by each of the Guarantors;

            (g)   duly executed Guarantor Security Agreements;

            (h) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT 3.01(h)), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing, and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date;

            (i) an opinion letter (together with any opinions of local counsel relied on therein) of Shumaker, Loop & Kendrick, counsel for the Borrower, dated as of the Closing Date, substantially in the form of EXHIBIT 3.01(i) and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request;

            (j) all documents which the Agent or any Lender may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Notes, the Warrant Agreements and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Agent, including, without limitation, a certificate of incumbency of each of the Borrower and the Guarantors, signed by the Secretary or an Assistant Secretary of the Borrower and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower and the Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower and each of the Guarantors, respectively: (i) Certificate/Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of each as to the good standing of each as a corporation in that state, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, the Warrants and the other Loan Documents to which the Borrower or any of the Guarantors is a party;

            (k) a list in the form of EXHIBIT 3.01(k) hereto certified by the principal financial officer of the Borrower, of all insurance required by

Section 5.17 showing the insurer, the face amount and the nature of coverage, and the Agent as a loss payee (or beneficiary, as the case may be) under each policy then in force;

            (l) all mortgages and security interests securing the Borrower's obligations hereunder (and the Guarantors' obligations under the Guaranties) shall be duly perfected and validly recorded; and

            (m) there shall not have occurred any material adverse change in the condition (financial or otherwise), operation, properties, assets, liabilities, earnings or prospects of the Borrower or the Guarantors since September 9, 1996.

      SECTION 3.02. CONDITIONS TO ALL BORROWINGS. The obligation of CKE to make a Revolving Participated Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

            (a)   receipt by the Agent of a Notice of Borrowing;

            (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

            (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

            (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Revolving Participated Loans will not exceed the amount of the Commitment.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.04(b) as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Lenders if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants that:

      SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any license, authorization, consent or approval could not reasonably be expected to have or cause a Material Adverse Effect.

      SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Warrant Agreements and the other Loan Documents delivered as of the Closing Date (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or any Guarantor, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any Guarantor other than Liens created or imposed pursuant to the Loan Documents.

      SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, the Notes, the Warrant Agreements and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally, and to standards of good faith and commercial reasonableness.

      SECTION 4.04. FINANCIAL INFORMATION. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 1, 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries of September 9, 1996, and the related consolidated statements of operations and cash flows for the Fiscal Quarter then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

            (b) Since  September  9, 1996 and  excepted as disclosed in Schedule
4.04 attached hereto, there has been no event, act, condition or occurrence having a Material Adverse Effect.

      SECTION 4.05. NO LITIGATION. Except as disclosed as Schedule 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

      SECTION 4.06. COMPLIANCE WITH ERISA.

            (a) The Borrower and each member of the Controlled Group have fulfilled their obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

            (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

      SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower and its Consolidated Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to comply could not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Consolidated Subsidiaries all Federal and state income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Consolidated Subsidiary have been paid. There have been filed on behalf of the Borrower and its Consolidated Subsidiaries all local income, excise, property and other tax returns that are required to be filed by them and all taxes due pursuant to the returns or any assessment received by Borrower or any Consolidated Subsidiary have been paid, except to the extent that unfiled tax returns and unpaid taxes could not reasonably be expected to have or cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate, except for any changes in taxes which are imposed retroactively.

      SECTION 4.08. CONSOLIDATED SUBSIDIARIES. Each of the Borrower's Consolidated Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any license, authorization, consent, or approval could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Subsidiaries except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

      SECTION 4.09. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Consolidated Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Consolidated Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

      SECTION 4.11. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.11.

      SECTION 4.12. NO DEFAULT. Except as disclosed in the Forms 10K, 10Q and 8K of Borrower filed with the Securities and Exchange Commission, neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect and no Default or Event of Default has occurred and is continuing.

      SECTION 4.13. FULL DISCLOSURE. All written information heretofore furnished by the Borrower to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

      SECTION 4.14.   ENVIRONMENTAL MATTERS.

            (a) Neither the Borrower nor any Consolidated Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect as the Environmental Liability becomes due and neither the Borrower nor any Consolidated Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National
Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

            (b) No Hazardous Materials are being used,  produced,  manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties except in material compliance with Environmental Requirements. No Hazardous Materials are present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility (except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements) in such quantities that the cost to monitor, investigate, and/or remediate the Hazardous Materials in compliance with Environmental Requirements could not reasonably be expected to have or cause a Material Adverse Effect.

            (c) The Borrower, and each of its Consolidated Subsidiaries, is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Consolidated Subsidiary's respective businesses, except where the potential Environmental Liability could not reasonably be expected to have or cause a Material Adverse Effect.

      SECTION 4.15. CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Consolidated Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's Subsidiaries other than Wholly Owned Subsidiaries is owned by the Borrower free and clear of any Lien or adverse claim.

      SECTION 4.16. MARGIN STOCK. Neither the Borrower nor any of its Consolidated Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

      SECTION 4.17. INSOLVENCY. After giving effect to the execution and delivery of this Agreement, the Notes and the other Loan Documents, the Borrower will not be "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                                    ARTICLE V

                                    COVENANTS

            The Borrower agrees that, so long as any amount payable hereunder or under any Note remains unpaid:

      SECTION 5.01.     INFORMATION.

            (a)   The Borrower will deliver to each of the Lenders:

                  (i) as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG Peat Marwick or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (ii) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statements of operations and statements of cash flows for such

                        Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements on Form 10-Q do not require footnotes and other disclosures that would otherwise be required by GAAP;

                  (iii) simultaneously   with  the   delivery  of  each  set  of
                        financial  statements  referred to in paragraphs (i) and
                        (ii) above and at the end of each Reporting Period, a certificate, substantially in the form of EXHIBIT 5.01(a)(iii) (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.11, inclusive, and 5.14 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (iv) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a)(i) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, or, if any Default then exists, setting forth the details thereof, and a copy of the audit report and/or management letter provided by such accountants to the Borrower;

                  (v) within 5 Domestic Business Days after the Borrower has knowledge of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (vi)  promptly upon the mailing thereof to the stockholders of
                        the  Borrower   generally,   copies  of  all   financial
                        statements, reports and proxy statements so mailed; and

                  (vii) promptly  upon  the  filing   thereof,   copies  of  all
                        registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission.

            (b) Upon the request of the Agent or any Lender, the Borrower will deliver to each of the Lenders:

                  (i) if and when any member of the Controlled Group (A) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                  (ii) as soon as available and in any event within 25 days after the end of each of the first 12 Reporting Periods of each Fiscal Year, a consolidated statement of income and balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Reporting Period and for the portion of the Fiscal Year ended at the end of such Reporting Period, setting forth in each case in comparative form the figures for the corresponding Reporting Period and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements do not require footnotes and that such financial statements are subject to normal year-end adjustments;

                  (iii) promptly  upon receipt or obtaining  knowledge  thereof, any and all bona fide offers or expressions of interest (whether verbal or written, solicited or unsolicited) to merge with or to acquire all or any part of the assets or capital stock of the Borrower;

                  (iv) within 25 days after the end of each Reporting Period, a variance report which reconciles the performance of the Borrower for the immediately preceding Reporting Period to the projected budget of the Borrower for such period;

                  (v) within 25 days after the end of each Reporting Period, an accounts payable schedule for the Borrower;

                  (vi) within 25 days after the end of each fiscal quarter of the Borrower, a written schedule of all fee simple and leased properties of the Borrower as of such date;

                  (vii) within 25 days after the end of each Reporting Period, a written schedule of the revenues, profit contributions and other operating and financial information with respect to each Checkers Restaurant, on an individual and regional basis;

                  (viii)within  5 days  after  the  end of each  calendar  week, written weekly sales reports with respect to each Checkers Restaurant, on an individual and regional basis;

                  (ix) within 25 days after the end of each Reporting Period, a written summary of the Borrower's advertising and promotional activities, including a summary of amounts expended in connection therewith and a cost/benefit analysis of such expenditures; and

                  (x) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as may be reasonably requested.

      SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will
(i) keep, and cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Wholly Owned Subsidiary to permit, representatives of any Lender at the Borrower's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

      SECTION 5.03.  MINIMUM  CONSOLIDATED  EBITDA.  For each three  consecutive
Reporting   Period  cycle  ending  with  the  Reporting   Period  listed  below,
Consolidated EBITDA shall not be less than the amounts listed below:


            Reporting Period                            Amount ($)
            ----------------                            ----------


      Fiscal Year 1996:                                    N/A

      Fiscal Year 1997:   Reporting Period 1             625,000
                          Reporting Period 2           1,000,000
                          Reporting Period 3           1,250,000
                          Reporting Period 4           1,250,000
                          Reporting Periods 5-6        1,250,000
                          Reporting Periods 7-9        1,300,000
                          Reporting Periods 10-13      2,000,000

      Fiscal Year 1998:   Reporting Periods 1-13       2,750,000

           Reporting Period                            Amount ($)
            ----------------                           ----------


      Fiscal Year 1999:   Reporting Periods 1 through   2,750,000
                           the Reporting Period in which
                           the Termination Date occurs.

      SECTION 5.04. CAPITAL EXPENDITURES.  Capital Expenditures shall not exceed
(a) $1,500,000 for the period from September 16, 1996 through the end of Fiscal Year 1996, and (b) $4,000,000 for any Fiscal Year thereafter (unless otherwise approved by the Borrower's Board of Directors).

      SECTION 5.05. INTENTIONALLY DELETED.

      SECTION 5.06. INTENTIONALLY DELETED.

      SECTION 5.07. RESTRICTED PAYMENTS.   The Borrower will not declare or make
any Restricted Payments other than Restricted Payments made for the purpose of purchasing any redeemable warrants issued in a rights offering.

      SECTION 5.08. LIMITATION ON INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any Indebtedness (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as a liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Borrower or any Subsidiary; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

            (a) the Notes and any other obligations owed to the Lenders under this Agreement or otherwise;

            (b) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in SCHEDULE 5.08 attached hereto;

            (c) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

            (d) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsection (a) of Section 5.11;

            (e) Liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.16 hereof to the extent that payment thereof is not required by such Section 5.16; and

            (f) Indebtedness in respect of final judgments for the payment of money not in excess of $10,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than thirty (30) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review.

      SECTION 5.09. LOANS OR ADVANCES. Neither the Borrower nor any Guarantor shall make loans or advances to any Person except (without duplication): (a) loans or advances to employees not exceeding $50,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (b) deposits required by government agencies or public utilities; (c) loans, advances or monetary capital contributions from the Borrower or a Guarantor to any Guarantor, or from any Guarantor to the Borrower; (d) loans in existence on the Closing Date not exceeding a total aggregate principal amount of $53,957,868 outstanding as described on Schedule 5.09 attached hereto, which are evidenced by legally enforceable promissory notes and subject to the Lenders' perfected Liens and shall be delivered to the Agent; and (e) loans or advances consented to by the Required Lenders in connection with asset sales under Section 5.14 or loans or advances in connection with asset sales which do not require the consent of the Required Lenders; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

      SECTION 5.10. INVESTMENTS. Neither the Borrower nor any Guarantor shall make Investments in any Person except as permitted by Section 5.09 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (iii) in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc, and (v) not in excess of $150,000 individually.

      SECTION 5.11. NEGATIVE PLEDGE. Neither the Borrower nor any Wholly Owned Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) Liens  existing  on the date of this Agreement and identified on
SCHEDULE 5.11;

            (b) any Lien  existing on any asset of any  corporation  at the time
such  corporation   becomes  a  Consolidated   Subsidiary  and  not  created  in
contemplation of such event;

            (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset;

            (d) any Lien on any asset of any corporation existing at the time such corporation is merged with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

            (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

            (f) Liens securing Indebtedness owing by any Subsidiary to the Borrower;

            (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, PROVIDED that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased or, if increased, the excess of the amount of the Indebtedness secured by any such lien over the amount of the Indebtedness so refinanced extended, renewed, or refunded shall be tendered to the Agent as a prepayment of the Syndicated Term Loans;

            (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

            (i)  any Lien on Margin Stock;

            (j) Liens in favor of the Lenders created under the Loan Documents; and

            (k) Liens incurred by Borrower in the ordinary course of business for items not past due and payable, including mechanics' and materialmen's liens and deposits and charges for workers' compensation and liens for taxes and assessments not past due and payable.

      SECTION 5.12. MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

      SECTION 5.13. DISSOLUTION. Neither the Borrower nor any of its Wholly Owned Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Wholly Owned Subsidiary, except through corporate reorganization to the extent permitted by Section 5.14.

      SECTION 5.14. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, nor will it permit any Wholly Owned Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment; PROVIDED, HOWEVER, that if no Default has occurred and is continuing (i) the Borrower may merge with another Person if (A) such Person was organized under the laws of the United States of America or one of its states, (B) the Borrower is the corporation surviving such merger, and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (ii) Subsidiaries of the Borrower may merge with one another or, if the Borrower is the surviving corporation, the Borrower, and (iii) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit the Borrower from selling or permitting the sale of assets owned by the Borrower and its Subsidiaries for not less than 85% (or a lesser percentage as may be consented to by the Required Lenders in writing) of their book value PROVIDED that any such sale or sales, in any single transaction or series of related transactions, in excess of $250,000 shall be consented to in writing in advance by the Required Lenders (other than sales of used buildings to franchisees to be operated by such franchisees as Checkers Restaurants).

      SECTION 5.15. USE OF PROCEEDS. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation,
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

      SECTION 5.16. COMPLIANCE WITH LAWS; Payment of Taxes; SEC Filings. The Borrower will, and will cause each of its Wholly Owned Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC) in all material respects, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Wholly Owned Subsidiaries to, pay promptly before past due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become or remain a lien against the property of the Borrower or any Wholly Owned Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP. The Borrower will timely file all reports with the Securities and Exchange Commission (including Forms 10K, 10Q and 8K) required to be filed under, and will otherwise comply in all respects with, applicable securities laws.

      SECTION 5.17. INSURANCE. The Borrower will maintain, and will cause each of its Wholly Owned Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, and as required by the other Loan Documents.

      SECTION 5.18. CHANGE IN FISCAL YEAR. The Borrower will not change its Fiscal Year without the consent of the Required Lenders.

      SECTION 5.19. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each Wholly Owned Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, except for ordinary wear and tear and loss by casualty.

      SECTION 5.20. ENVIRONMENTAL NOTICES. The Borrower shall furnish to the Lenders and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

      SECTION 5.21. ENVIRONMENTAL MATTERS. The Borrower and its Wholly Owned Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

      SECTION 5.22. ENVIRONMENTAL RELEASE. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

      SECTION 5.23. TRANSACTIONS WITH AFFILIATES. Excluding any transactions otherwise permitted by this Agreement, neither the Borrower nor any of its Wholly Owned Subsidiaries shall enter into, or be a party to (and the Borrower shall use its best efforts to cause any other Subsidiary to not enter into or be a party to), any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except (i) such transactions between and/or among the Borrower and its Wholly Owned Subsidiaries which are permitted by law, consistent with its past practices, in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Wholly Owned Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or (ii) such transactions as are otherwise fully disclosed to the Agent and the Lenders and consented to in writing in advance by the Required Lenders.

      SECTION 5.24. CERTAIN ACTION IN RESPECT OF PERMITTED SUBORDINATED INDEBTEDNESS. The Borrower shall not amend, modify or otherwise change in any respect having an adverse effect on the Borrower's financial condition or results of operations or otherwise disadvantageous in any respect to the Agent or the Lenders any of the terms or conditions of any Permitted Subordinated Indebtedness (including, without limitation, any terms or conditions relating to the payment of principal, interest or fees in connection therewith), or any other document evidencing, securing or relating to any Permitted Subordinated Indebtedness; PROVIDED, HOWEVER, that notwithstanding the foregoing the Borrower shall be permitted to convert the Permitted Subordinated Indebtedness evidenced by the Rall-Folks Notes, the RDG Note and the NTDT Note into common stock of the Borrower on the terms and conditions specified in Borrower's Quarterly Report on Form 10-Q for the period ended September 9, 1996.

                                   ARTICLE VI

                                    DEFAULTS

      SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events (each, a "Default") shall have occurred and be continuing:

            (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

            (b) the Borrower shall fail to observe or perform any covenant contained in: (i) Section 5.01 (except Section 5.01(a)(v)) and such failure shall continue for 15 Business Days after the earlier to occur of (x) written notice thereof has been given to the Borrower by the Agent at the request of any Lender or (y) the Borrower obtains knowledge of any such failure; or (ii) Sections 5.01(a)(v), 5.02(ii), 5.03 to 5.15, inclusive, Sections 5.18, 5.23 or
5.24; or

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

            (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

            (e) the Borrower (other than Indebtedness described in Section 5.08(c) and Indebtedness described in Section 5.08(e) which is not delinquent and for which adequate reserves have been established by the Borrower) or any Wholly Owned Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate amount in excess of $500,000 (other than the Notes) when due or within any applicable grace period; or

            (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower or any Wholly Owned Subsidiary outstanding in an aggregate amount in excess of $500,000 (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Wholly Owned Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Wholly Owned Subsidiary); or

            (g) the Borrower or any Wholly Owned Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

            (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Wholly Owned Subsidiary (with the exception of Checkers of Chicago, Inc.) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Wholly Owned Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or
                                       35

            (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan;

            (j) one or more final, nonappealable judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower or any Wholly Owned Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (k) a federal tax lien for a claimed amount in excess of $100,000 shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

            (l) except as a result of the election of representatives of Lenders to Borrower's Board of Directors on the Closing Date pursuant to this Agreement or any additional stock purchases by Lenders, as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either
(A) directors of the Borrower as of the corresponding date of the previous year,
(B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
(A) and individuals described in clause (B); or

            (m) (i) any default by the Borrower or any of the Guarantors under any of the Loan Documents shall exist after the satisfaction of any applicable grace, notice or cure periods, if any, (ii) any Loan Documents (including, without limitation, the Guaranty) shall cease to be enforceable, or (iii) any Guarantor or the Borrower shall assert that any Loan Document (including, without limitation, the Guaranty) shall cease to be enforceable then, and in every such event (an "Event of Default"), the Agent shall if requested by the Required Lenders, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Lenders, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall, subject to the provisions of Article VII, exercise any one or all of them at the request of the Required Lenders.


                                   ARTICLE VII

                                    THE AGENT

      SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions reasonably satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

      SECTION 7.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      SECTION 7.03. DEFAULTS. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless the Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      SECTION 7.04. RIGHTS OF AGENT AS A LENDER. CKE and its successors and assigns, in its capacity as a Lender hereunder, shall have the same rights, powers and obligations hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include CKE in its individual capacity. The Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore or hereinafter agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

      SECTION 7.05. INDEMNIFICATION. Each Lender severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, in an amount equal to its Pro Rata Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; PROVIDED, HOWEVER that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      SECTION 7.06. PAYEE OF NOTE TREATED AS OWNER. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

      SECTION 7.07. NONRELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other
Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

      SECTION 7.08. FAILURE TO ACT. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

      SECTION 7.09. RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders. If a Lender which is serving as Agent assigns all of its rights and interests hereunder pursuant to Section 9.08 hereof, such assignment shall operate as, and shall be deemed notice to the other Lenders and to the Borrower of, the Agent's resignation. Upon any such resignation or removal, the Required Lenders or their respective assignees shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders or their respective assignees and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, the Required Lenders' removal of the retiring Agent, or the retiring Agent's notice of assignment, then the Retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if each Lender shall assign all of its respective rights and interests hereunder pursuant to Section 9.08 hereof to the assignee or assignees, then such assignee or assignees, or their respective designee, shall automatically be deemed to be, and shall have all of the powers, rights and privileges of, the Agent as of the effective date of such assignment unless and until the Required Lenders remove such assignee or assignees as Agent and appoint a Successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII
                                      39
shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                  ARTICLE VIII

                             [INTENTIONALLY DELETED]

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

      SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

      SECTION 9.02. NO WAIVERS. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Lenders and the Agent and of special counsel for the Prior Lenders and the Prior Agent, in connection with the preparation of this Agreement and the other Loan Documents (including all of such fees and disbursements of special counsel for the Prior Lenders and the Prior Agent which were incurred up to the Closing Date in connection with prior amendments, extensions, waivers and other actions relating to the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement)), any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and
(ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Lenders, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall pay all of the expenses described in clause (i) of this Section on or within 90 days following consummation of the Rights Offering, or on May 31, 1996, if the Rights Offering is not consummated on or prior to such date. The Borrower shall indemnify the Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

      SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Agent, the Lenders and each affiliate thereof and their respective directors, officers, partners, trustees, beneficiaries, controlling persons, shareholders, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Lender hereunder, or (ii) breach by the Borrower of this Agreement (including, without limitation, representations, warranties and covenants relating to environmental matters) or any other Loan Document, or (iii) any acts or omissions of any of the Prior Lenders that may have occurred prior to the Closing Date or any and all claims that any of the Prior Lenders (A) is in any way responsible for the past, current or future condition or deterioration of the business operations and/or financial condition of the Borrower, or (B) breached any agreement to loan money or make other financial accommodations available to the Borrower or to fund any operations of the Borrower at any time, and from and of any and all other claims, damages, losses, actions, counterclaims, suits, judgments, obligations, liabilities, defenses, affirmative defenses, setoffs, and demands of any kind or nature whatsoever, in law or in equity, whether presently known or unknown, which the Borrower or any Guarantor may have had, now have, or which it can, shall or may have for, upon, or by reason of any matter, course or thing whatsoever relating to, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, begun, or otherwise related or connected to or with any or all of the Loans, this Agreement, the Amended Credit Agreement, any or all of the Loan Documents, and/or any direct or indirect action or omission of any of the Lender Parties arising from acts or omissions of the Lender Parties that may have occurred prior to the closing date, or (iv) from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Lenders to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

      SECTION 9.05. SHARING OF SETOFFS. Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders owing to such other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders owing to such other Lenders shall be shared by the Lenders pro rata; PROVIDED that (i) nothing in this Section shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price of such participation to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (x) the amount of such other Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      SECTION 9.06.  AMENDMENTS AND WAIVERS.

            (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that, no such amendment or waiver shall, unless signed by all Lenders, (i) change the Pro Rata Share of any Lender or subject any Lender to any additional obligation, (ii) change the principal of or rate of interest on any Syndicated Term Loan or any fees or other amounts payable hereunder, (iii) change the date fixed for any payment of principal or interest on any Syndicated Term Loan or the amount of principal or interest due on any date fixed for the payment thereof, (iv) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement, (v) release or substitute all or a substantial portion of the collateral (if any) held as security for the Borrower's obligations hereunder, or (vi) release any Guarantee given to support payment of the Borrower's obligations hereunder.

            (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Lender forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Lenders. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

      SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

      SECTION 9.08. SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

            (b) Any Lender (or successor or assignee of any Lender) may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Borrower's obligations hereunder, or (vi) the release of any Guarantee given to support payment of the Borrower's obligations hereunder. Each Lender selling a participating interest in any Syndicated Term Loan, Note, or other interest under this Agreement shall provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

            (c) Any Lender or assignee of any Lender (in either case, a "Transferor") may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents (but in no event shall such assignment of any portion of the principal balance of any Note (other than the Revolving Participated Loan Note) be less than either (i) the entire principal amount of such Note, or (ii) $2,000,000), and such Assignee shall assume all rights and obligations of the Transferor hereunder pursuant to an agreement executed by such Assignee, such Transferor and the Agent in form and substance satisfactory to the Agent (an "Assignment Agreement"). Upon (a) execution of the Assignment Agreement by such Transferor, such Assignee and the Agent, (b) payment by such Assignee to such Transferor of an amount equal to the purchase price agreed between such Transferor and such Assignee, and (c) payment of a processing and recordation fee of $2,000 to the Agent, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Pro Rata Share as set forth in the Assignment Agreement, and the Transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Transferor, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note (or Notes) is (are) issued to such Assignee.

            (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee who has agreed in writing to be bound by Section 9.09 any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

            (e)   Intentionally Deleted.
                  ---------------------

            (f) Anything in this Section 9.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Syndicated Term Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Syndicated Term Loans and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Syndicated Term Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

      SECTION 9.09. CONFIDENTIALITY. Each Lender agrees to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Borrower's obligations hereunder provided, that, such individuals shall be subject to the agreement contained in this Section 9.09; PROVIDED, HOWEVER that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender,
(ii) upon the order of any court or administrative agency after notice to the Borrower, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender after notice to the Borrower, (iv) which has been publicly disclosed by Borrower, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder, provided that such proposed Participant, Assignee or other Transferee agrees in writing to be bound by this Section.

      SECTION 9.10.    INTENTIONALLY DELETED.

      SECTION 9.11. OBLIGATIONS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      SECTION 9.12.   CALIFORNIA LAW.   This Agreement  and each  Note  shall be
construed in accordance with and governed by the law of the State of California.

      SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

      SECTION 9.14. INTEREST. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Lender by the Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

      SECTION 9.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      SECTION 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The Borrower and each of the Lenders and the Agent irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

      SECTION 9.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                         CHECKERS DRIVE-IN RESTAURANTS,
                                    INC.


                                    By:   /s/ Albert J. DiMarco
                                          --------------------------------------
                                          Name: Albert J. DiMarco
                                          Title: President & Chief Executive Officer

                                                600 Cleveland Street
                                                Suite 1050
                                                Clearwater, Florida  34615
                                                Attention:  Chief Financial Officer
                                                Telecopier number: (813) 443-7047
                                                Telephone number: (813) 441-3500


                                    CKE RESTAURANTS, INC.,
                                    as Agent and as a Lender


                                    By:   /s/ W. P. Foley II
                                        ----------------------------------------
                                          Name: W. P. Foley II
                                          Tile:

                                                1200 North Harbor Boulevard
                                                Anaheim, California  92801
                                                Attention:
                                                Telecopier No.: (714)__________
                                                Telephone No.:  (714)__________


                                    KCC DELAWARE


                                    By: /s/ Terry Christensen
                                       -----------------------------------------
                                          Name: Terry Christensen
                                          Title:

                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________


                                      46

                        FIDELITY NATIONAL FINANCIAL, INC.

                                    By: /s/ Andrew Puzder
                                       -----------------------------------------
                                          Name: Andrew Puzder
                                          Title:

                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________


                        THE TRAVELERS INDEMNITY COMPANY

                                    By: /s/ Emil J. Molinaro, Jr.
                                       -----------------------------------------
                                          Name: Emil J. Molinaro, Jr.

                                          Title:

                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________

                                        /s/ William P. Foley II
                                   --------------------------------------------
                                          Name: William P. Foley II


                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________



                                       /s/ Burt Sugarman
                                    --------------------------------------------
                                          Name: Burt Sugarman

                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________






                                       47



                                    /s/ M'Liss Kane as proxy for
                                        Carl Leo Karcher
                                    --------------------------------------------
                                        Name: Carl Leo Karcher


                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________

                                     /s/ M'Liss Kane as proxy for
                                         Stephen Mahood
                                    --------------------------------------------
                                         Name: Stephen Mahood


                                                ________________________
                                                ________________________
                                                Attention:
                                                Telecopier No.: (  )____________
                                                Telephone No.:  (  )____________




                                    THE GALILEO FUND, L.P.

                                    By: DDJ Galileo, LLC, its
                                        General Partner


                                    By:  /s/ Illegible
                                         ---------------------------------------
                                          Name:
                                          Title:

                                                141 Linden Street
                                                Suite 4
                                                Wellesley, MA 02181
                                                Attention:  Robert L. Hockett
                                                Telecopier number:  (617) 283-8555
                                                Telephone number:  (617) 283-8518



                                      48


                          FOOTHILL CAPITAL CORPORATION



                                    By:  /s/ Karen S. Sandler
                                         ---------------------------------------
                                          Name: Karen S. Sandler
                                          Title:

                                                1111 Santa Monica Blvd.
                                                Suite 1500
                                                Los Angeles, CA 90025
                                                Attention:  Dennis Ascher
                                                Telecopier number:  (310) 479-0461
                                                Telephone number:  (310) 996-7156


                         CANPARTNERS INVESTMENTS IV, LLC



                                    By:  /s/ Joshua S. Friedman
                                        ----------------------------------------
                                          Name: Joshua S. Friedman

                                          Title:

                                                c/o Canyon Partners
                                                9665 Wilshire Boulevard
                                                Suite 200
                                                Beverly Hills, CA 90212
                                                Attention: Scott Imbach
                                                Telecopier number: (310) 247-2701
                                                Telephone number:  (310) 247-2700



                                       49

                                                                    SCHEDULE A
                                                                    ----------


                  AMENDED CREDIT AGREEMENT AS OF JULY 29, 1996


1.    Amended and Restated Credit Agreement dated as of April 12, 1995 among Checkers
      Drive-In Restaurants, Inc., the Prior Agent and the Prior Banks

2.    Amendment Agreement dated as of July 26, 1995 among the Borrower, the Guarantors, the Prior Agent and the Prior Banks

3.    Second Amendment Agreement dated as of October 2, 1995 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

4.    Third Amendment Agreement dated as of January 2, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

5.    Fourth Amendment Agreement dated as of January 31, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

6.    Fifth Amendment Agreement dated as of February 29, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

7.    Sixth Amendment Agreement dated as of March 8, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

8.    Seventh Amendment Agreement dated as of March 11, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

9.    Eighth Amendment Agreement dated as of March 13, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

10.   Ninth Amendment Agreement dated as of March 15, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

11.   Tenth Amendment Agreement dated as of May 29, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks

12.   Eleventh Amendment Agreement dated as of July 29, 1996 among the Borrower, the
      Guarantors, the Prior Agent and the Prior Banks



                                      50
